DLJ Mortgage Capital, Inc.

Sponsor and Seller

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

Wells Fargo Bank, N.A.

Master Servicer and Trust Administrator

CSMC Mortgage-Backed Trust 2007-5

Issuing Entity

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-5

The issuer has tiled a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-140945. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has tiled with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SUMMARY

The following summary highlights selected information from the related prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read the entire related prospectus supplement and its entire accompanying prospectus carefully.

Title of series	CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-5.
Sponsor	DLJ Mortgage Capital, Inc., referred to in the related prospectus supplement as DLJ Mortgage Capital.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.
Issuing Entity	CSMC Mortgage-Backed Trust 2007-5, a common law trust formed under the laws of the state of New York, referred to in the related prospectus supplement as the trust.
Seller	DLJ Mortgage Capital. The Seller will make the representations and warranties with respect to the mortgage loans to the trust.
Originators

DLJ Mortgage Capital, Credit Suisse Financial Corporation, referred to in the related prospectus supplement as CSFC, Banco Popular De Puerto Rico, referred to in the related prospectus supplement as Banco Popular, R&G Mortgage Corp., referred to in the related prospectus supplement as R&G Mortgage, New Century Mortgage Corp. and Countrywide Home Loans, Inc., referred to in the related prospectus supplement as Countrywide.  No other originator has originated or acquired more than 10% of the mortgage loans (by aggregate cut-off date principal balance) in either mortgage group.

Servicers

Select Portfolio Servicing, Inc., referred to in the related prospectus supplement as SPS, Banco Popular, R&G Mortgage and Countrywide Home Loans Servicing, LP, referred to in the related prospectus supplement as Countrywide Servicing.  No other servicer is servicing more than 10% of the mortgage loans (by aggregate cut-off date principal balance) in either mortgage group.

Master Servicer

Wells Fargo Bank, N.A. also referred to in the related prospectus supplement as the master servicer or Wells Fargo Bank.  The master servicer will oversee and enforce the servicing of the mortgage loans by the servicers.

Special Servicer and Modification Oversight Agent	SPS.
Custodians

Wells Fargo Bank, Banco Popular, Deutsche Bank National Trust Company, New York Branch and LaSalle Bank, National Association.  Each of the Custodians will maintain custody of certain mortgage files relating to the mortgage loans on behalf of the trust.

Trustee	U.S. Bank National Association, referred in the related prospectus supplement as U.S. Bank.
Trust Administrator	Wells Fargo Bank.
Mortgage pool

Pool 1 with 1,580 fixed rate mortgage loans with an aggregate principal balance of approximately $377,612,998.70, referred to herein as the pool 1 mortgage loans, pool 2 with 2,978 fixed rate mortgage loans with an aggregate principal balance of approximately $542,737,729.28, referred to herein as the pool 2 mortgage loans, pool 3 with 65 fixed rate mortgage loans with an aggregate principal balance of approximately $10,054,319.10, referred to herein as the pool 3 mortgage loans, pool 4 with 149 fixed rate mortgage loans with an aggregate principal balance of approximately $18,122,860.43, referred to herein as the pool 4 mortgage loans, pool 5 with 496 fixed rate mortgage loans with an aggregate principal balance of approximately $67,978,525.21, referred to herein as the pool 5 mortgage loans and pool 6 with 273 fixed rate mortgage loans with an aggregate principal balance of approximately $42,014,445.59, referred to herein as the pool 6 mortgage loans, in each case as of the cut-off date.  Each pool is secured by first liens on one- to four-family residential properties. The pool 1, pool 2, pool 3, pool 4, pool 5 and pool 6 mortgage loans are also collectively referred to herein as the mortgage pool.

Mortgage group

Loan group 1, individually and loan group 2, loan group 3, loan group 4, loan group 5, loan group 6, loan group 7, loan group 8, loan group 9 and loan group 10, collectively, are each referred to herein as a mortgage group.  The mortgage loans in loan group 1 are the pool 1 mortgage loans and are also referred to sometimes as the group 1 mortgage loans.  The mortgage loans or portions thereof in loan group 2, loan group 3 and loan group 4 are the pool 2 mortgage loans.  The mortgage loans in loan group 5 are the pool 3 mortgage loans.  The mortgage loans in loan group 6 are the pool 4 mortgage loans.  The mortgage loans or portions thereof in loan group 7 and loan group 8 are the pool 5 mortgage loans.  The mortgage loans or portions thereof in loan group 9 and loan group 10 are the pool 6 mortgage loans.  The mortgage loans in loan group 2, loan group 3, loan group 4, loan group 5, loan group 6, loan group 7, loan group 8, loan group 9 and loan group 10 are sometimes referred to herein as the group B mortgage loans.  The mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6, loan group 7, loan group 8, loan group 9 and loan group 10 are also referred to sometimes as the group 1, group 2, group 3, group 4, group 5, group 6, group 7, group 8, group 9 and group 10 mortgage loans, respectively.

Cut-off date.	July 1, 2007
Closing date.	On or about July 31, 2007.
Distribution dates.	The 25th day of each month, or if the 25th day is not a business day, on the succeeding business day beginning in August 2007.
Form of offered certificates.

The offered certificates, other than the Class AR and Class AR-L Certificates, will be book-entry certificates.  The Class AR and Class AR-L Certificates will be physical certificates.  See “Description of the Certificates—Book-Entry Registration” in the related prospectus supplement.

Offered Certificates

Class	Initial Class Principal Balance	Per Annum Pass-Through Rate	Initial Rating S&P/Fitch(1)	Designation

Class A Certificates
1-A-1(2)	$321,807,882	Variable(3)	AAA/AAA	Super Senior
1-A-2(4)	$306,483,697	Variable(3)	AAA/AAA	Super Senior
1-A-3(4)	Notional(5)	Variable(6)	AAA/AAA	Senior/Interest Only
1-A-4(4)	$15,324,185	Variable(3)	AAA/AAA	Super Senior/Mezzanine
1-A-5(4)	Notional(7)	Variable(6)	AAA/AAA	Senior/Interest Only
1-A-6(4)	$4,827,118	7.000%(8)	AAA/AAA	Senior/Mezzanine
1-A-7	Notional(9)	Variable(10)	AAA/AAA	Senior/Interest Only
1-A-8(2)	Notional(11)	Variable(6)	AAA/AAA	Senior/Interest Only
1-A-9(2)	$306,483,697	7.000%	AAA/AAA	Super Senior
1-A-10(2)	$15,324,185	7.000%	AAA/AAA	Super Senior/Mezzanine
1-A-11(2)	$321,807,882	7.000%	AAA/AAA	Super Senior
1-A-12(2)	$20,151,303	7.000%	AAA/AAA	Senior/Mezzanine
2-A-1(4)	$29,978,000	Variable(12)	AAA/AAA	Super Senior
2-A-2(4)	Notional(13)	Variable(14)	AAA/AAA	Senior/Interest Only
2-A-3(4)	$14,989,000	(15)	AAA/AAA	Super Senior/ Principal Only
2-A-4(4)	$3,035,900	5.000%	AAA/AAA	Senior/Mezzanine/Lockout
2-A-5(2)	$44,967,000	5.000%	AAA/AAA	Super Senior
2-A-6(2)	$14,989,000	Variable(16)	AAA/AAA	Super Senior
3-A-1(2)	$90,000,000	Variable(17)	AAA/AAA	Super Senior
3-A-2(2)	$22,500,000	Variable(18)	AAA/AAA	Super Senior
3-A-3(4)	$10,781,728	6.000%	AAA/AAA	Senior/Mezzanine/Lockout
3-A-4(4)	Notional(19)	Variable(20)	AAA/AAA	Senior/Interest Only
3-A-5(4)	Notional(19)	Variable(21)	AAA/AAA	Senior/Interest Only
3-A-6(4)	$90,000,000	Variable(22)	AAA/AAA	Super Senior
3-A-7(4)	Notional(19)	Variable(23)	AAA/AAA	Senior/Interest Only
3-A-8(4)	$22,500,000	(15)	AAA/AAA	Super Senior/ Principal Only
3-A-9(2)	$112,500,000	6.000%	AAA/AAA	Super Senior
3-A-10(2)	Notional(19)	Variable(24)	AAA/AAA	Senior/Interest Only
3-A-11(4)	Notional(25)	Variable(20)	AAA/AAA	Senior/Interest Only
3-A-12(4)	Notional(25)	Variable(21)	AAA/AAA	Senior/Interest Only
3-A-13(4)	$91,113,817	Variable(22)	AAA/AAA	Super Senior
3-A-14(4)	Notional(25)	Variable(23)	AAA/AAA	Senior/Interest Only
3-A-15(4)	$22,778,455	(15)	AAA/AAA	Super Senior/ Principal Only
3-A-16(2)	$91,113,817	Variable(17)	AAA/AAA	Super Senior
3-A-17(2)	$22,778,455	Variable(26)	AAA/AAA	Super Senior
3-A-18(2)	Notional(25)	Variable(24)	AAA/AAA	Senior/Interest Only
3-A-19(2)	$113,892,272	6.000%	AAA/AAA	Super Senior
4-A-1	Notional(27)	1.000%	AAA/AAA	Senior/Interest Only
4-A-2(4)	$13,454,726	6.000%	AAA/AAA	Senior/Mezzanine/Lockout
4-A-3(4)	Notional(28)	Variable(29)	AAA/AAA	Senior/Interest Only
4-A-4(4)	Notional(28)	Variable(30)	AAA/AAA	Senior/Interest Only
4-A-5(4)	$126,558,269	Variable(31)	AAA/AAA	Super Senior
4-A-6(4)	Notional(28)	Variable(32)	AAA/AAA	Senior/Interest Only
4-A-7(4)	Notional(28)	Variable(33)	AAA/AAA	Senior/Interest Only
4-A-8(4)	$54,239,258	Variable(34)	AAA/AAA	Super Senior
4-A-9(4)	Notional(35)	Variable(33)	AAA/AAA	Senior/Interest Only
4-A-10(4)	$9,039,877	(15)	AAA/AAA	Super Senior/ Principal Only
4-A-11(4)	Notional(36)	Variable(29)	AAA/AAA	Senior/Interest Only
4-A-12(4)	Notional(36)	Variable(30)	AAA/AAA	Senior/Interest Only
4-A-13(4)	$6,327,913	Variable(31)	AAA/AAA	Super Senior/Mezzanine
4-A-14(4)	Notional(36)	Variable(32)	AAA/AAA	Senior/Interest Only
4-A-15(4)	Notional(36)	Variable(33)	AAA/AAA	Senior/Interest Only
4-A-16(4)	$2,711,963	Variable(34)	AAA/AAA	Super Senior/Mezzanine
4-A-17(4)	Notional(37)	Variable(33)	AAA/AAA	Senior/Interest Only
4-A-18(4)	$451,994	(15)	AAA/AAA	Super Senior/Mezzanine/ Principal Only
4-A-19(2)	$126,558,269	Variable(38)	AAA/AAA	Super Senior
4-A-20(2)	$6,327,913	Variable(38)	AAA/AAA	Super Senior/Mezzanine
4-A-21(2)	$132,886,182	Variable(38)	AAA/AAA	Super Senior
4-A-22(2)	$63,279,135	6.000%	AAA/AAA	Super Senior
4-A-23(2)	$3,163,957	6.000%	AAA/AAA	Super Senior/Mezzanine
4-A-24(2)	$66,443,092	6.000%	AAA/AAA	Super Senior
4-A-25(2)	$180,797,527	Variable(34)	AAA/AAA	Super Senior
4-A-26(2)	$9,039,876	Variable(34)	AAA/AAA	Super Senior/Mezzanine
4-A-27(2)	$189,837,403	Variable(34)	AAA/AAA	Super Senior
4-A-28(2)	$9,039,877	7.000%	AAA/AAA	Super Senior
4-A-29(2)	$451,994	7.000%	AAA/AAA	Super Senior/Mezzanine
4-A-30(2)	$9,491,871	7.000%	AAA/AAA	Super Senior
4-A-31(2)	$189,837,404	7.000%	AAA/AAA	Super Senior
4-A-32(2)	$9,491,870	7.000%	AAA/AAA	Super Senior/Mezzanine
4-A-33(2)	$199,329,274	7.000%	AAA/AAA	Super Senior
5-A-1(4)	$246,871	5.500%(39)	AAA/AAA	Senior/Mezzanine/Lockout
5-A-2(4)	$6,583,228	Variable(40)	AAA/AAA	Super Senior
5-A-3(4)	$2,393,901	Variable(41)	AAA/AAA	Super Senior
5-A-4	Notional(42)	Variable(43)	AAA/AAA	Senior/Interest Only
5-A-5(2)	$8,977,129	5.500%(39)	AAA/AAA	Super Senior
6-A-1(4)	$445,005	5.250%(44)	AAA/AAA	Senior/Mezzanine/Lockout
6-A-2(4)	$12,136,496	Variable(45)	AAA/AAA	Super Senior
6-A-3(4)	$4,045,499	Variable(46)	AAA/AAA	Super Senior
6-A-4	Notional(47)	Variable(48)	AAA/AAA	Senior/Interest Only
6-A-5(2)	$16,181,995	5.250%(44)	AAA/AAA	Super Senior
7-A-1(4)	$564,640	5.000%	AAA/AAA	Senior/Mezzanine/Lockout
7-A-2	$20,532,360	5.000%	AAA/AAA	Super Senior
8-A-1(4)	$1,087,207	6.000%	AAA/AAA	Senior/Mezzanine/Lockout
8-A-2	$39,534,793	6.000%	AAA/AAA	Super Senior
9-A-1(4)	$234,319	5.000%	AAA/AAA	Senior/Mezzanine/Lockout
9-A-2	$8,520,681	5.000%	AAA/AAA	Super Senior
10-A-1(4)	$796,705	6.000%	AAA/AAA	Senior/Mezzanine/Lockout
10-A-2	$28,967,295	6.000%	AAA/AAA	Super Senior
A-M(2)	$30,647,101	Variable(49)	AAA/AAA	Senior/Mezzanine/Lockout

Class X Certificates
D-X	Notional(50)	6.500%	AAA/AAA	Senior/Interest Only

Class P Certificates
D-P	$678,640	(15)	AAA/AAA	Senior/Principal Only

Class B Certificates
D-B-1F(4)	$21,524,000	Variable(51)	AA-/AA	Subordinate
D-B-1X(4)	Notional(52)	Variable(53)	AA-/AA	Subordinate
D-B-1(2)	$21,524,000	Variable(54)	AA-/AA	Subordinate
D-B-2F(4)	$9,629,000	Variable(55)	A-/A	Subordinate
D-B-2X(4)	Notional(56)	Variable(57)	A-/A	Subordinate
D-B-2(2)	$9,629,000	Variable(54)	A-/A	Subordinate
D-B-3F(4)	$7,552,000	Variable(58)	NR/BBB	Subordinate
D-B-3X(4)	Notional(59)	Variable(60)	NR/BBB	Subordinate
D-B-3(2)	$7,552,000	Variable(54)	NR/BBB	Subordinate
B-1	$27,581,000	Variable(61)	AA/NR	Subordinate
B-2	$8,171,000	Variable(61)	A/NR	Subordinate
B-3	$6,468,000	Variable(61)	NR/BBB	Subordinate
B-4	$1,702,000	Variable(61)	BBB-/BBB-	Subordinate

Class R Certificates
AR	$50	5.000%	NR/AAA	Senior/Residual
AR-L	$50	5.000%	NR/AAA	Senior/Residual

Total offered certificates	$1,033,990,640

Non-Offered Certificates

Class	Initial Class Principal Balance	Per Annum Pass-Through Rate	Initial Rating S&P/Fitch(1)	Designation

Class B Certificates
D-B-4	$4,909,000	Variable(54)	NR/BB	Subordinate
D-B-5	$2,643,000	Variable(54)	NR/B	Subordinate
D-B-6	$4,720,998	Variable(54)	NR/NR	Subordinate
B-5	$3,745,000	Variable(61)	BB/BB	Subordinate
B-6	$4,767,000	Variable(61)	B/NR	Subordinate
B-7	$3,745,239	Variable(61)	NR/NR	Subordinate

Class P Certificates
PP	Notional(62)	N.A.	NR/NR	Prepayment Premiums

Total non-offered certificates	$24,530,237

______________________

(1)

See “Ratings” in the related prospectus supplement.

(2)

These certificates are Exchangeable Certificates and are exchangeable for certain other classes of offered certificates in the combinations identified in Annex III to the related prospectus supplement.  See “Description of the Certificates—Exchangeable Certificates.”

(3)

The initial pass-through rate on the Class 1-A-1, Class 1-A-2 and Class 1-A-4  Certificates is approximately 5.800% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the product of (i) a fraction the numerator of which is the lesser of (a) the Pool 1 Net WAC and (b) 7.00% and the denominator of which is 7.00% and (ii) LIBOR  (the London Interbank Offered Rate, as described in “Pooling and Servicing Agreement—Determination of LIBOR” in the related prospectus supplement) plus 0.480%, but no more than 7.000% per annum and no less than 0.480% per annum.

(4)

These certificates are Exchangeable REMIC Certificates and are exchangeable for certain other classes of offered certificates in the combinations identified in Annex III to the related prospectus supplement.  See “Description of the Certificates—Exchangeable Certificates.”

(5)

Interest will accrue on the notional amount of the Class 1-A-3 Certificates, initially equal to $306,483,697, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(6)

The initial pass-through rate on the Class 1-A-3, Class 1-A-5 and Class 1-A-8 Certificates is approximately 1.200% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the product of (i) a fraction the numerator of which is the lesser of (a) the Pool 1 Net WAC and (b) 7.00% and the denominator of which is 7.00% and (ii) 6.520% minus LIBOR, but no less than 0.000% per annum and no more than 6.520% per annum.

(7)

Interest will accrue on the notional amount of the Class 1-A-5 Certificates, initially equal to $15,324,185, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(8)

The pass-through rate on these certificates will be subject to a cap equal to the Pool 1 Net WAC.

(9)

Interest will accrue on the notional amount of the Class 1-A-7 Certificates, initially equal to $326,635,000, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(10)

The initial pass-through rate on the Class 1-A-7 Certificates is approximately 0.118% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to Pool 1 Net WAC minus 7.000%, but no less than 0.000% per annum.

(11)

Interest will accrue on the notional amount of the Class 1-A-8 Certificates, initially equal to $321,807,882, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(12)

The initial pass-through rate on the Class 2-A-1 Certificates is approximately 5.920% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR  plus 0.600%, but no more than 7.500% per annum and no less than 0.600% per annum.

(13)

Interest will accrue on the notional amount of the Class 2-A-2 Certificates, initially equal to $29,978,000, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(14)

The initial pass-through rate on the Class 2-A-2 Certificates is approximately 1.580% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 6.900% minus LIBOR, but no less than 0.000% per annum and no more than 6.900% per annum.

(15)

These certificates are not entitled to payments in respect of interest.

(16)

The initial pass-through rate on the Class 2-A-6 Certificates is approximately 3.160% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 13.800% minus the product of LIBOR and 2, but no more than 13.800% per annum and no less than 0.000% per annum.

(17)

The initial pass-through rate on these Class 3-A-1 and Class 3-A-16 Certificates is approximately 5.870% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.550%, but no more than 7.500% per annum and no less than 0.550% per annum.

(18)

The initial pass-through rate on the Class 3-A-2 Certificates is approximately 6.520% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 27.800% minus the product of LIBOR and 4, but no more than 27.800% per annum and no less than 0.000% per annum.

(19)

Interest will accrue on the notional amount of the Class 3-A-4, Class 3-A-5, Class 3-A-7 and Class 3-A-10 Certificates, initially equal to $90,000,000, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(20)

The initial pass-through rate on the Class 3-A-4 and Class 3-A-11 Certificates is approximately 0.000% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR minus 6.450%, but no less than 0.000% per annum and no more than 0.500% per annum.

(21)

The initial pass-through rate on the Class 3-A-5 and Class 3-A-12 Certificates is approximately 0.500% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 6.950% minus LIBOR, but no less than 0.000% per annum and no more than 0.500% per annum.

(22)

The initial pass-through rate on these Class 3-A-6 and Class 3-A-13 Certificates is approximately 5.870% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.550%, but no more than 7.000% per annum and no less than 0.550% per annum.

(23)

The initial pass-through rate on the Class 3-A-7 and Class 3-A-14 Certificates is approximately 1.130% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 6.450% minus LIBOR, but no less than 0.000% per annum and no more than 6.450% per annum.

(24)

The initial pass-through rate on the Class 3-A-10 and Class 3-A-18 Certificates is approximately 1.630% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 6.950% minus LIBOR, but no less than 0.000% per annum and no more than 6.950% per annum.

(25)

Interest will accrue on the notional amount of the Class 3-A-11, Class 3-A-12, Class 3-A-14 and Class 3-A-18 Certificates, initially equal to $91,113,817, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(26)

The initial pass-through rate on the Class 3-A-17 Certificates is approximately 6.520% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 27.79999908% minus the product of LIBOR and 3.99999987, but no more than 27.79999908% per annum and no less than 0.000% per annum.

(27)

Interest will accrue on the notional amount of the Class 4-A-1 Certificates, initially equal to $13,454,726, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(28)

Interest will accrue on the notional amount of the Class 4-A-3, Class 4-A-4, Class 4-A-6 and Class 4-A-7 Certificates, initially equal to $126,558,269, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(29)

The initial pass-through rate on the Class 4-A-3 and Class 4-A-11 Certificates is approximately 0.000% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR minus 6.400%, but no less than 0.000% per annum and no more than 0.500% per annum.

(30)

The initial pass-through rate on the Class 4-A-4 and Class 4-A-12 Certificates is approximately 0.500% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 6.900% minus LIBOR, but no less than 0.000% per annum and no more than 0.500% per annum.

(31)

The initial pass-through rate on these Class 4-A-5 and Class 4-A-13 Certificates is approximately 5.920% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.600%, but no more than 7.000% per annum and no less than 0.600% per annum.

(32)

The initial pass-through rate on the Class 4-A-6 and Class 4-A-14 Certificates is approximately 0.100% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 6.400% minus LIBOR, but no less than 0.000% per annum and no more than 0.100% per annum.

(33)

The initial pass-through rate on the Class 4-A-7, Class 4-A-9, Class 4-A-15 and Class 4-A-17 Certificates is approximately 0.980% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 6.300% minus LIBOR, but no less than 0.000% per annum and no more than 6.300% per annum.

(34)

The initial pass-through rate on these Class 4-A-8, Class 4-A-16, Class 4-A-25, Class 4-A-26 and Class 4-A-27 Certificates is approximately 6.020% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.700%, but no more than 7.000% per annum and no less than 0.700% per annum.

(35)

Interest will accrue on the notional amount of the Class 4-A-9 Certificates, initially equal to $54,239,258, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(36)

Interest will accrue on the notional amount of the Class 4-A-11, Class 4-A-12, Class 4-A-14, Class 4-A-15 Certificates, initially equal to $6,327,913, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(37)

Interest will accrue on the notional amount of the Class 4-A-17 Certificates, initially equal to $2,711,963, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(38)

The initial pass-through rate on these Class 4-A-19, Class 4-A-20 and Class 4-A-21 Certificates is approximately 5.920% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.600%, but no more than 7.500% per annum and no less than 0.600% per annum.

(39)

The pass-through rate on these certificates will be subject to a cap equal to the Pool 3 Net WAC.

(40)

The initial pass-through rate on the Class 5-A-2 Certificates is approximately 5.820% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the product of (i) a fraction the numerator of which is the lesser of (a) the Pool 3 Net WAC and (b) 5.50% and the denominator of which is 5.50% and (ii) LIBOR plus 0.500%, but no more than 7.500% per annum and no less than 0.500% per annum.

(41)

The initial pass-through rate on the Class 5-A-3 Certificates is approximately 4.620% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the product of  (i) a fraction the numerator of which is the lesser of (a) the Pool 3 Net WAC and (b) 5.50% and the denominator of which is 5.50% and (ii) 19.24999997% minus the product of LIBOR and 2.74999999, but no more than 19.24999997% per annum and no less than 0.000% per annum.

(42)

Interest will accrue on the notional amount of the Class 5-A-4 Certificates, initially equal to $9,224,000, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(43)

The initial pass-through rate on the Class 5-A-4 Certificates is approximately 0.107% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to Pool 3 Net WAC minus 5.500%, but no less than 0.000% per annum.

(44)

The pass-through rate on these certificates will be subject to a cap equal to the Pool 4 Net WAC.

(45)

The initial pass-through rate on the Class 6-A-2 Certificates is approximately 5.820% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the product of  (i) a fraction the numerator of which is the lesser of (a) the Pool 4 Net WAC and (b) 5.25% and the denominator of which is 5.25% and (ii) LIBOR plus 0.500%, but no more than 7.000% per annum and no less than 0.500% per annum.

(46)

The initial pass-through rate on the Class 6-A-3 Certificates is approximately 3.540% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the product of  (i) a fraction the numerator of which is the lesser of (a) the Pool 4 Net WAC and (b) 5.25% and the denominator of which is 5.25% and (ii) 19.500% minus the product of LIBOR and 3, but no more than 19.500% per annum and no less than 0.000% per annum.

(47)

Interest will accrue on the notional amount of the Class 6-A-4 Certificates, initially equal to $16,627,000, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(48)

The initial pass-through rate on the Class 6-A-4 Certificates is approximately 0.228% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to Pool 4 Net WAC minus 5.250%, but no less than 0.000% per annum.

(49)

The initial pass-through rate on the Class A-M Certificates is approximately 5.860% per annum.  After the first distribution date, the per annum pass-through rate on these certificates on each distribution date will be equal to the weighted average pass-through rate of the Class 2-A-4, Class 3-A-3, Class 4-A-2, Class 5-A-1, Class 6-A-1, Class 7-A-1, Class 8-A-1, Class 9-A-1 and Class 10-A-1 Certificates on that distribution date.

(50)

Interest will accrue on the notional amount of the Class D-X Certificates, initially equal to approximately $8,015,420, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(51)

The initial pass-through rate on the Class D-B-1F Certificates is 6.070% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.75%, but no more than Pool 1 Net WAC  (as defined in “Description of the Certificates—Glossary of Terms”) and no less than 0.750% per annum.

(52)

Interest will accrue on the notional amount of the Class D-B-1X Certificates, initially equal to approximately $21,524,000, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(53)

The initial pass-through rate on the Class D-B-1X Certificates is 1.048% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the Pool 1 Net WAC  (as defined in “Description of the Certificates—Glossary of Terms”)minus the pass-through rate on the Class D-B-1F Certificates, but no less than 0.000% per annum.

(54)

The initial pass-through rate on the Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates is approximately 7.118% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the Pool 1 Net WAC  (as defined in “Description of the Certificates—Glossary of Terms”), but no less than 0.000% per annum.

(55)

The initial pass-through rate on the Class D-B-2F Certificates is 6.320% per annum.  After the first distribution date, the per annum pass through rate on these certificates will be equal to LIBOR plus 1.000%, but no more than Pool 1 Net WAC  (as defined in “Description of the Certificates—Glossary of Terms”), but no less than 1.000% per annum.

(56)

Interest will accrue on the notional amount of the Class D-B-2X Certificates, initially equal to approximately $9,629,000, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(57)

The initial pass-through rate on the Class D-B-2X Certificates is 0.798% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the Pool 1 Net WAC (as defined in “Description of the Certificates—Glossary of Terms”)minus the pass-through rate on the Class D-B-2F Certificates, but no less than 0.000% per annum.

(58)

The initial pass-through rate on the Class D-B-3F Certificates is 6.820% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 1.500%, but no more than Pool 1 Net WAC  (as defined in “Description of the Certificates—Glossary of Terms”), but no less than 1.500% per annum.

(59)

Interest will accrue on the notional amount of the Class D-B-3X Certificates, initially equal to approximately $7,552,000, calculated as described in “Description of the Certificates—Glossary of Terms” in the related prospectus supplement.  These certificates will not receive any distributions of principal.

(60)

The initial pass-through rate on the Class D-B-3X Certificates is 0.298% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to the Pool 1 Net WAC  (as defined in “Description of the Certificates—Glossary of Terms”)minus the pass-through rate on the Class D-B-3F Certificates, but no less than 0.000% per annum.

(61)

The initial pass-through rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates is approximately 6.195% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under “Description of the Certificates—Distributions of Interest.”

(62)

The Class PP Certificates will be entitled to receive prepayment premiums from certain of the mortgage loans.  The initial class PP notional amount will be approximately $377,612,998.

The offered certificates are subject to a variance of no more than 5% prior to their issuance.

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-5

Offered Certificates

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations

Class A Certificates
1-A-1	DD	0 Day	30/360	August 2037	July 2037	$25,000	$1
1-A-2	DD	0 Day	30/360	August 2037	July 2037	$1,000	$1
1-A-3	DD	0 Day	30/360	August 2037	July 2037	$100,000	$1
1-A-4	DD	0 Day	30/360	August 2037	July 2037	$1,000	$1
1-A-5	DD	0 Day	30/360	August 2037	July 2037	$100,000	$1
1-A-6	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
1-A-7	CM	24 Day	30/360	August 2037	July 2037	$100,000	$1
1-A-8	DD	0 Day	30/360	August 2037	July 2037	$100,000	$1
1-A-9	CM	24 Day	30/360	August 2037	July 2037	$1,000	$1
1-A-10	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
1-A-11	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
1-A-12	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
2-A-1	DD	0 Day	30/360	August 2037	September 2035	$1,000	$1
2-A-2	DD	0 Day	30/360	August 2037	September 2035	$100,000	$1
2-A-3	CM	24 Day	30/360	August 2037	September 2035	$1,000	$1
2-A-4	CM	24 Day	30/360	August 2037	September 2035	$25,000	$1
2-A-5	CM	24 Day	30/360	August 2037	September 2035	$1,000	$1
2-A-6	DD	0 Day	30/360	August 2037	September 2035	$25,000	$1
3-A-1	DD	0 Day	30/360	August 2037	July 2036	$1,000	$1
3-A-2	DD	0 Day	30/360	August 2037	July 2036	$25,000	$1
3-A-3	CM	24 Day	30/360	August 2037	July 2036	$25,000	$1
3-A-4	DD	0 Day	30/360	August 2037	July 2036	$100,000	$1
3-A-5	DD	0 Day	30/360	August 2037	July 2036	$100,000	$1
3-A-6	DD	0 Day	30/360	August 2037	July 2036	$1,000	$1
3-A-7	DD	0 Day	30/360	August 2037	July 2036	$100,000	$1
3-A-8	CM	24 Day	30/360	August 2037	July 2036	$1,000	$1
3-A-9	CM	24 Day	30/360	August 2037	July 2036	$1,000	$1
3-A-10	DD	0 Day	30/360	August 2037	July 2036	$100,000	$1
3-A-11	DD	0 Day	30/360	August 2037	July 2036	$100,000	$1
3-A-12	DD	0 Day	30/360	August 2037	July 2036	$100,000	$1
3-A-13	DD	0 Day	30/360	August 2037	July 2036	$1,000	$1
3-A-14	DD	0 Day	30/360	August 2037	July 2036	$100,000	$1
3-A-15	CM	24 Day	30/360	August 2037	July 2036	$1,000	$1
3-A-16	DD	0 Day	30/360	August 2037	July 2036	$1,000	$1
3-A-17	DD	0 Day	30/360	August 2037	July 2036	$25,000	$1
3-A-18	DD	0 Day	30/360	August 2037	July 2036	$100,000	$1
3-A-19	CM	24 Day	30/360	August 2037	July 2036	$1,000	$1
4-A-1	CM	24 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-2	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-3	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-4	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-5	DD	0 Day	30/360	August 2037	September 2036	$1,000	$1
4-A-6	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-7	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-8	DD	0 Day	30/360	August 2037	September 2036	$1,000	$1
4-A-9	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-10	CM	24 Day	30/360	August 2037	September 2036	$1,000	$1
4-A-11	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-12	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-13	DD	0 Day	30/360	August 2037	September 2036	$1,000	$1
4-A-14	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-15	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-16	DD	0 Day	30/360	August 2037	September 2036	$1,000	$1
4-A-17	DD	0 Day	30/360	August 2037	September 2036	$100,000	$1
4-A-18	CM	24 Day	30/360	August 2037	September 2036	$1,000	$1
4-A-19	DD	0 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-20	DD	0 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-21	DD	0 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-22	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-23	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-24	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-25	DD	0 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-26	DD	0 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-27	DD	0 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-28	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-29	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-30	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-31	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-32	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
4-A-33	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
5-A-1	CM	24 Day	30/360	December 2014	March 2014	$25,000	$1
5-A-2	DD	0 Day	30/360	December 2014	March 2014	$1,000	$1
5-A-3	DD	0 Day	30/360	December 2014	March 2014	$25,000	$1
5-A-4	CM	24 Day	30/360	December 2014	March 2014	$100,000	$1
5-A-5	CM	24 Day	30/360	December 2014	March 2014	$1,000	$1
6-A-1	CM	24 Day	30/360	December 2019	September 2018	$25,000	$1
6-A-2	DD	0 Day	30/360	December 2019	September 2018	$1,000	$1
6-A-3	DD	0 Day	30/360	December 2019	September 2018	$25,000	$1
6-A-4	CM	24 Day	30/360	December 2019	September 2018	$100,000	$1
6-A-5	CM	24 Day	30/360	December 2019	September 2018	$1,000	$1
7-A-1	CM	24 Day	30/360	October 2024	August 2020	$25,000	$1
7-A-2	CM	24 Day	30/360	October 2024	August 2020	$1,000	$1
8-A-1	CM	24 Day	30/360	October 2024	February 2022	$25,000	$1
8-A-2	CM	24 Day	30/360	October 2024	February 2022	$1,000	$1
9-A-1	CM	24 Day	30/360	April 2029	February 2025	$25,000	$1
9-A-2	CM	24 Day	30/360	April 2029	February 2025	$1,000	$1
10-A-1	CM	24 Day	30/360	April 2029	January 2029	$25,000	$1
10-A-2	CM	24 Day	30/360	April 2029	January 2029	$1,000	$1
A-M	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1

Class X Certificates
D-X	CM	24 Day	30/360	August 2037	September 2036	$100,000	$1

Class P Certificates
D-P	CM	N.A.	N.A.	April 2029	February 2025	$25,000	$1

Class B Certificates
D-B-1F	DD	0 Day	30/360	August 2037	July 2037	$25,000	$1
D-B-1X	CM	24 Day	30/360	August 2037	July 2037	$100,000	$1
D-B-1	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
D-B-2F	DD	0 Day	30/360	August 2037	July 2037	$25,000	$1
D-B-2X	CM	24 Day	30/360	August 2037	July 2037	$100,000	$1
D-B-2	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
D-B-3F	DD	0 Day	30/360	August 2037	July 2037	$25,000	$1
D-B-3X	CM	24 Day	30/360	August 2037	July 2037	$100,000	$1
D-B-3	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
B-1	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
B-2	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
B-3	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
B-4	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1

Class R Certificates
AR	CM	24 Day	30/360	August 2037	August 2007	20%	20%
AR-L	CM	24 Day	30/360	August 2037	August 2007	20%	20%

			Non-Offered Certificates
Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations

Class B Certificates
D-B-4	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
D-B-5	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
D-B-6	CM	24 Day	30/360	August 2037	July 2037	$25,000	$1
B-5	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
B-6	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1
B-7	CM	24 Day	30/360	August 2037	September 2036	$25,000	$1

Class PP Certificates
PP	CM	N.A.	N.A.	August 2012	July 2012	10%	1%

_______________

(1)

CM = For any distribution date, other than the first distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.  For the first distribution date, the close of business on July 31, 2007.  DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)

24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date.  0 Day = For any distribution date, the interest accrual period from and including the 25th day of the calendar month immediately preceding the related distribution date to and including the 24th day of the calendar month of the related distribution date.

(3)

Calculated as described in the prospectus supplement under “Pooling and Servicing Agreement—Final Scheduled Distribution Date.”  The actual final distribution date for any class of certificates could be substantially earlier.

(4)

The expected final distribution date, based upon (1) 300% SPA with respect to all of the mortgage loans as described under “Certain Yield and Prepayment Considerations—Modeling Assumptions” and (2) the modeling assumptions used in the related prospectus supplement, as described under “Certain Yield and Prepayment Considerations—Weighted Average Life.”  The actual final distribution date for each class of certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date